Exhibit 23.4

Consent of Independent Registered Public Accounting Firm

Candela Corporation
Wayland, MA

We hereby consent to the use in the Proxy Statement/Prospectus constituting a part of this Registration Statement on Form F-4 of Syneron Medical Ltd. of our report dated October 1, 2009, relating to the consolidated financial statements and schedule of Candela Corporation, which is contained in Annex D to that Proxy Statement/Prospectus.

We also consent to the reference to us under the caption “Experts” in the Proxy Statement/Prospectus.

/s/ BDO Seidman, LLP
BDO Seidman, LLP
Boston, MA

October 23, 2009